                                                                    EXHIBIT 12.1

                       HORIZON/CMS HEALTHCARE CORPORATION

                       STATEMENT RE COMPUTATION OF RATIOS

          HISTORICAL AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                                        SIX MONTHS ENDED
                                                                YEAR ENDED MAY 31,                        NOVEMBER 30,
                                               -----------------------------------------------------  --------------------
                                                 1991       1992       1993       1994       1995       1994       1995
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Historical
  Fixed Charges:
    Interest.................................  $  13,360  $   8,423  $  26,999  $  44,396  $  53,045  $  26,589  $  24,476
    Capitalized interest.....................     --          1,226      5,918      1,615     --         --         --
    Interest component of rents(1)...........     22,496     34,652     37,747     38,754     41,006     20,100     19,633
    Amortization of financing costs..........      1,088      1,389      2,050      2,738      2,266      1,182        933
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total Fixed Charges....................  $  36,944  $  45,690  $  72,714  $  87,503  $  96,317  $  47,871  $  45,042
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Earnings (loss) before minority interests,
    income taxes, cumulative effect of
    accounting change and extraordinary
    item.....................................  $  32,876  $  55,378  $  58,643  $ (13,419) $  53,618  $  27,823  $   5,683
    Fixed charges, net of capitalized
      interest...............................     36,944     44,464     66,796     85,888     96,317     47,871     45,042
      Total Earnings.........................  $  69,820  $  99,842  $ 125,439  $  72,469  $ 149,935  $  75,694  $  50,725
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Ratio of Earnings to Fixed Charges.........        1.9x       2.2x       1.7x      (0.8)x       1.6x       1.6x       1.1x
  Fixed charge coverage deficiency...........                                   $ (15,034)
                                                                                ---------
                                                                                ---------
Pro Forma:
  Historical fixed charges...................                                              $  96,317             $  45,042
  Interest on Notes to be sold(2)............                                                 17,500                 8,750
                                                                                           ---------             ---------
                                                                                             113,817                53,792
                                                                                           ---------             ---------
  Interest on debt retired...................                                                (14,211)               (7,105)
                                                                                           ---------             ---------
      Pro Forma Fixed Charges................                                              $  99,606             $  46,687
                                                                                           ---------             ---------
                                                                                           ---------             ---------
  Pro Forma Ratio of Earnings to Fixed
    Charges..................................                                                    1.5x                  1.1x
                                                                                           ---------             ---------
                                                                                           ---------             ---------

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(1) Represents   a  portion  of  rental  expense  which,  in  the  judgement  of management, represents an appropriate interest factor.

(2) Assumes $200 million Notes to be sold with an annual interest rate of 8.75 percent.